                                                                   EXHIBIT 10.3


NATIONSBANK, N.A., (SOUTH)
                                 LOAN AGREEMENT

     This Loan Agreement (the "Agreement") dated as of October 31, 1996, by and between NationsBank, N.A. (South) a national banking association ("Bank"), and Borrower described below:

     In consideration of the Loans described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Bank and Borrower agree as follows:

     1. DEFINITIONS AND REFERENCE TERMS. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

        A. BORROWER.
           PowerCerv Corporation, a Florida corporation
           400 North Ashley Dr., Suite 2700
           Tampa, FL  33602

           The term Borrower may be used to reference PowerCerv Corporation and PowerCerv Technologies Corporation, its wholly-owned subsidiary, collectively.

        B. CURRENT ASSETS. Current Assets means any assets of the Borrower deemed to be current as defined by Generally Accepted Accounting Principles
(GAAP).

        C. CURRENT LIABILITIES. Current Liabilities means any liability of the Borrower deemed current as defined by GAAP, excluding deferred revenue. Any outstanding balance under the Loan described herein will be considered a Current Liability.

        D. TOTAL LIABILITIES. Total Liabilities means all indebtedness of the Borrower as defined by GAAP, including but not limited to accounts or trade payables, accruals, funded debt, capital leases, deferred revenue, and taxes payable.

        E. TANGIBLE NET WORTH. Tangible Net Worth means the Net Worth of the Borrower less any assets deemed intangible by GAAP including but not limited to goodwill, trademarks, copyrights, and loans, advances or investments in any third parties.

        F. HAZARDOUS MATERIALS. Hazardous Materials include all materials defined as hazardous wastes or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

        G. LOAN(S). Loan(s) means collectively any and all loans heretofore or hereafter made by Bank to the Borrower.

        H. LOAN DOCUMENTS. Loan Documents means this Loan Agreement and any and all promissory notes executed by Borrower in favor of Bank and all other documents, instruments, security agreements, and any other documents executed and/or delivered by Borrower, or third party in connection with any Loan.

        I. ACCOUNTING TERMS. All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under GAAP, as in effect from time to time, consistently applied, with respect to the financial statements referenced in Section 3.H. hereof.

        J. CURRENT RATIO. Current Ratio is the ratio of Current Assets to Current Liabilities.

     2. LOANS.

        A. LOAN. Bank hereby agrees to provide Borrower a Revolving Line of Credit in the amount of $5,000,000.

        B. REVOLVING LINE OF CREDIT. This Loan provides for a revolving line of credit under which Borrower may from time to time, borrow, repay and re-borrow funds up to $5,000,000 in aggregate. The Loan may be used for acquisition purposes, any working capital needs, and to repurchase shares of Borrower's stock currently traded on NASDAQ. The obligation to repay the Loan will be evidenced by a promissory note dated October 31, 1996 by and between Bank and Borrower. This Loan will be unsecured and bear interest in accordance with the promissory note between Bank and Borrower dated October 31, 1996. The entire balance of principal and accrued interest will be due in full on April 30, 1998.

        C. UP FRONT FEE. Borrower will pay an up front commitment fee equal to $20,000 at or before the closing of this Loan. No unused fee will be charged.


     3. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Bank as follows:

        A. GOOD STANDING. Borrower is a Florida corporation, duly organized, validly existing and in good standing under the laws of Florida and has the power and authority to own its property and to carry on its business in each jurisdiction in which Borrower does business.

        B. AUTHORITY AND COMPLIANCE. Borrower has the full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower . No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and Borrower is in compliance with all laws and regulatory requirements to which it is subject.

        C. BINDING AGREEMENT. This Agreement and the other Loan Documents executed by Borrower constitute valid and legally binding obligations of each, enforceable in accordance with their terms.

        D. LITIGATION. There is no proceeding involving Borrower pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

        E. NO CONFLICTING AGREEMENTS. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

        F. OWNERSHIP OF ASSETS. Borrower has good title to its assets, and its assets are free and clear of liens, except those granted to Bank and as disclosed to Bank in writing prior to the date of this Agreement.

        G. TAXES. All taxes and assessments due and payable by Borrower have been paid or are being contested in good faith by appropriate proceedings and the Borrower has filed all tax returns which it is required to file.

        H. FINANCIAL STATEMENTS. The financial statements of Borrower heretofore delivered to Bank have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Borrower's financial condition as of the date or dates thereof, and there has been no material adverse change in financial condition or operations since September 30, 1996. To the best of Borrower's knowledge, all factual information furnished by both parties to Bank in connection with this Agreement and the other Loan Documents is and will be accurate and complete on the date as of which such information is delivered to Bank and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

        I. PLACE OF BUSINESS. Borrower's chief executive office is located at:
           400 N. Ashley Drive
           Suite 2700
           Tampa, FL  33602

        J. ENVIRONMENTAL MATTERS. Environmental Law Compliance. The conduct of Borrower's business operations do not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency and any applicable local or state law, rule, regulation or rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials and Borrower will not use or permit any other party to use any Hazardous Materials at any of Borrower's places of business or at any other property owned by either party except such materials as are incidental to Borrower's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Both parties agree to permit Bank, its agents, contractors and employees to enter and inspect any of Borrower's places of business or any other property of either party at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower is complying with this covenant and both parties shall reimburse Bank on demand for the costs of any such environmental investigation and audit. Borrower shall provide Bank, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Borrower's business operations within five (5) days of the request therefore.

        K. CONTINUATION OF REPRESENTATION AND WARRANTIES. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any future advance under any Loan.

     4. AFFIRMATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will, unless Bank consents otherwise in writing (and without limiting any requirement of any other Loan Document):

        A. FINANCIAL CONDITION. Maintain Borrower's financial condition as follows, determined in accordance with GAAP applied on a consistent basis throughout the period involved except to the extent modified by the following definitions:

     i. Maintain a ratio of Total Liabilities to Tangible Net Worth of no more than .75 to 1.00 at all times.

     ii. Maintain a Current Ratio of no less than 2.50 to 1.00 at all times.

        B. FINANCIAL STATEMENTS AND OTHER INFORMATION. Maintain a system of accounting satisfactory to Bank and in accordance with GAAP applied on a consistent basis throughout the period involved, permit Bank's officers or authorized representatives to visit and inspect Borrower's books of account and other records at such reasonable times and upon reasonable notice and as often as Bank may desire. Unless written notice of another location is given to Bank, Borrower's books and records will be located at Borrower's chief executive office set forth above. All financial statements called for below shall be prepared in accordance with the rules and regulations of the Securities and Exchange Commission and by independent certified public accountants acceptable to Bank.

In addition, Borrower will:

    i. Furnish to Bank its Unqualified Audited financial statement, prepared by a C.P.A. firm acceptable to the Bank, for each fiscal year of Borrower, within 120 days after the close of each such fiscal year. Such statements will be prepared on a consolidated basis.

    ii. Furnish to Bank internally prepared consolidated financial statements (including a balance sheet and profit and loss statement) of Borrower for each quarter of each fiscal year of Borrower, within 45 days after the close of each such period. Such statements will include copies of Borrower's 10K and 10Q as required by the Securities and Exchange Commission Act of 1934.

    iii. Furnish to Bank a compliance certificate for (and executed by an authorized representative of) Borrower, concurrently with and dated as of the date of delivery of each of the financial statements as required in paragraphs i and ii above, containing (a) a certification that the financial statements of even date are true and correct and that the Borrower is not in default under the terms of this Agreement, and (b) computations and conclusions, in such detail as Bank may request, with respect to compliance with this Agreement, and the other Loan Documents, including computations of all quantitative covenants.

    iv. Furnish to Bank promptly such additional information, reports and statements respecting the business operations and financial condition of Borrower, from time to time, as Bank may reasonably request.

        C. INSURANCE. Maintain insurance with responsible insurance companies on each of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets, business interruption insurance, workers compensation insurance and liability insurance, all to be with such companies and in such amounts as are satisfactory to Bank

        D. EXISTENCE AND COMPLIANCE. Maintain its existence, good standing and qualification to do business, where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations and transactions.

        E. ADVERSE CONDITIONS OR EVENTS. Promptly advise Bank in writing of (i) any condition, event or act which comes to its attention that would or might materially adversely affect Borrower's financial condition or operations, the Collateral, or Bank's rights under the Loan Documents, (ii) any litigation filed by or against Borrower which would be required to be disclosed by the Securities and Exchange Commission, (iii) any event that has occurred that would constitute an event of default under any Loan Documents and (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of $250,000.

        F. TAXES AND OTHER OBLIGATIONS. Pay all of its taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

        G. MAINTENANCE. Maintain all of its tangible property in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.

        H. NOTIFICATION OF ENVIRONMENTAL CLAIMS. Borrower shall immediately advise Bank in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Borrower's business operations; and (ii) all claims made or threatened by any third party against Borrower relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Borrower shall immediately notify Bank of any remedial action taken by Borrower with respect to Borrower's business operations.

     5. NEGATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will not, without the prior written consent of Bank (and without limiting any requirement of any other Loan Documents):

        A. TRANSFER OF ASSETS OR CONTROL. Sell, lease, assign or otherwise dispose of or transfer any assets, except in the normal course of its business, or enter into any merger or consolidation, or transfer control or ownership of the Borrower or from or acquire any subsidiary.

        B. LIENS. With the exception of a general lien on the Borrower's personal property located at 400 N. Ashley St., Tampa, Florida filed by Equitable Life Assurance Society of the United States with the State of Florida on August 16, 1995, grant, suffer or permit any contractual or non contractual lien on or security interest in any of its assets now owned or hereafter acquired, except in favor of Bank or purchase money liens, or fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise.

        C. EXTENSIONS OF CREDIT. Make any loan or advance to any individual, partnership, corporation or other entity in excess of $300,000 in the aggregate.

        D. BORROWINGS. Create, incur, assume or become liable in any manner for any indebtedness in excess of $500,000 (for borrowed money, deferred payment for the purchase of assets, capital lease payments, as surety or guarantor for the debt for another, or otherwise) other than to Bank, except for normal trade debts incurred in the ordinary course of Borrower's business, and except for existing indebtedness disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

        E. CHARACTER OF BUSINESS. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

        6. DEFAULT. Borrower shall be in default under this Agreement and under each of the other Loan Documents if it shall default in the payment of any amounts due and owing under the Loans or should it fail to timely and properly observe, keep or perform any term, covenant, agreement or condition in any Loan Document or in any other loan agreement, promissory note, security agreement, deed of trust, mortgage, assignment or other contract securing or evidencing payment of any indebtedness of Borrower to Bank or any affiliate or subsidiary of NationsBank Corporation. Borrower will have ten (10) days to cure any default under this agreement. With respect to Sections 4A(i) and 4A(ii), Borrower will have thirty (30) days from the receipt of promptly received financial statements to cure such default. With respect to Section 5B, Borrower will have thirty (30) days to cure any liens in aggregate of $25,000 or less.

        7. REMEDIES UPON DEFAULT. If an event of default shall occur Bank shall have all rights, powers and remedies available under each of the Loan Documents as well as all rights and remedies available at law or in equity.

        8. NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

     Borrower:
     PowerCerv Corporation
     400 N. Ashley Drive, Suite 2700
     Tampa, FL  33602

     Bank:
     NationsBank N.A., (South)
     400 N. Ashley Drive
     Tampa, FL  33602
     Attention: Commercial Banking

or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows:

               A. If sent by hand delivery, upon delivery;

               B. If sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid.

     9. COSTS, EXPENSES AND ATTORNEY'S FEES. Borrower shall pay to Bank immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), incurred by Bank in connection with (a) negotiation and preparation of this Agreement and each of the Loan Documents, and (b) Bank's continued administration thereof.

     10. MISCELLANEOUS. Borrower and Bank further covenant and agree as follows, without limiting any requirement of any other Loan Document:

               A. CUMULATIVE RIGHTS AND NO WAIVER. Each and every right granted to Bank under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

               B. APPLICABLE LAW. This Loan Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of Florida and applicable United States federal law.

               C. AMENDMENT. No modification, consent, amendment or waiver of any provision of this Loan Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specified instance and for the purpose for which given. This Loan Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Bank, its successors and assigns; however, no assignment or other transfer of Borrower's rights or obligations hereunder shall be made or be effective without Bank's prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Loan Agreement.

        D. DOCUMENTS. All documents, certificates and other items required under this Loan Agreement to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel.

        E. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Loan Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

        F.     INDEMNIFICATION.  Borrower shall indemnify, defend and hold
Bank and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys' fees and court costs) arising from or in any way related to any of the transactions contemplated hereby, including but not limited to actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials, arising from Borrower's business operations, any other property owned by Borrower or in the surface or ground water arising from Borrower's business operations, or gaseous emissions arising from Borrower's business operations or any other condition existing or arising from Borrower's business operations resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. Borrower further agrees that its indemnity obligations shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of the Borrower, regardless of whether the Borrower has paid the employee under the workmen' s compensation laws of any state or other similar federal or state legislation for the protection of employees. The term "property damage" as used in this paragraph includes, but is not limited to, damage to any real or personal property of the Borrower, the Bank, and of any third parties. The Borrower's obligations under this paragraph shall survive the repayment of the Loan and any deed in lieu of foreclosure or foreclosure of any Deed to Secure Debt, Deed of Trust, Security Agreement or Mortgage securing the Loan.

        G. SURVIVABILITY. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loan and shall continue in full force and effect so long as the Loan is outstanding or the obligation of the Bank to make any advances under the Line shall not have expired.

   11. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO
THIS AGREEMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW). THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

        A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF THE BORROWER'S DOMICILE AT TIME OF THIS AGREEMENT'S EXECUTION AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

        B. RESERVATION OF RIGHTS. NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; OR (II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK HERETO
(A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OF CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

   12. NO ORAL AGREEMENT. FLORIDA LAW PROVIDES THAT ANY AGREEMENT ASSERTED AS A CLAIM OR DEFENSE IN AN ACTION RELATED TO THIS TRANSACTION MUST BE IN WRITING AND SIGNED BY THE PARTIES. ORAL AGREEMENTS ARE NOT ENFORCEABLE. YOU MAY RELY ONLY ON A WRITTEN AGREEMENT.

   13. PowerCerv Technologies Corporation ("PCT") joins herein, and by its execution hereof, agrees that it is bound by and shall observe and perform all of the terms, conditions, covenants, representations and warranties hereof.
PCT will serve as guarantor as opposed to actual borrower for any and all indebtedness of Borrower to Bank. In addition, all financial covenants will be based on the consolidated financial statements of Borrower and PCT as reported to the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.





      POWERCERV CORPORATION             NATIONSBANK, N.A. (SOUTH)




      /s/ Marc J. Fratello        (Seal) /s/ Tucker Sampson
      ----------------------------       -------------------------------
      By: /s/ Marc J. Fratello           Tucker Sampson
         -------------------------
      Its: President
          ------------------------

POWERCERV TECHNOLOGIES CORPORATION



/s/ Stephen M. Wagman
----------------------------------
By: /s/ Stephen M. Wagman
    ------------------------------
Its: Chief Counsel and Secretary
     -----------------------------

NATIONSBANK, N.A. (SOUTH)
--------------------------------------------------------------------------------

                               Promissory Note


Date OCTOBER 31, 1996 [X]New   []Renewal  This note is a renewal of note #
     ----------------                                                     -----.
Amount $5,000,000.00                Maturity Date  APRIL 30, 1998
       --------------                              --------------

Bank:                                 Borrower:
NationsBank, N.A. (South)             POWERCERV CORPORATION
Banking Center:                       400 NORTH ASHLEY DRIVE, SUITE 2700
TAMPA                                 TAMPA, FLORIDA  33602
400 N. ASHLEY DRIVE                   HILLSBOROUGH COUNTY
TAMPA, FL 33602
HILLSBOROUGH COUNTY



(Street address including county)     (Name and street address, including
                                      county)

FOR VALUE RECEIVED, the undersigned Borrower unconditionally (and jointly and severally, if more than one) promises to pay to the order of Bank, its successors and assigns, without setoff, at its offices indicated at the beginning of this Note, or at such other place as may be designated by Bank, the principal amount of FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00), or so much thereof as may be advanced from time to time in immediately available funds, together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate, and in accordance with the payment schedule, indicated below.

(This Note contains some provisions preceded by boxes. If a box is marked, the provision applies to this transaction; if it is not marked, the provision does not apply to this transaction.)

1.  RATE

[ ] PRIME RATE.  The Rate shall be the Prime Rate, plus      percent per annum.
The "Prime Rate" is the fluctuating rate of interest established by Bank from time to time, at its discretion, whether or not such rate shall be otherwise published. The Prime Rate is established by Bank as an index and may or may not at any time be the best or lowest rate charged by Bank on any loan.

[ ] FIXED RATE.  The Rate shall be fixed at     percent per annum.

[X] OTHER.  See Exhibit "A" attached hereto and made a part hereof.
            -------------------------------------------------------------------
            -------------------------------------------------------------------

Notwithstanding any provision of this Note, Bank does not intend to charge and Borrower shall not be required to pay any amount of interest or other charges in excess of the maximum permitted by the applicable law of the State of Florida; if any higher rate ceiling is lawful, then that higher rate ceiling shall apply. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of Bank.

2. ACCRUAL METHOD. Unless otherwise indicated, interest at the Rate set forth above will be calculated by the 365/360 day method (a daily amount of interest is computed for a hypothetical year of 360 days; that amount is multiplied by the actual number of days for which any principal is outstanding hereunder).
If interest is not to be computed using this method, the method shall be

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------.

3. RATE CHANGE DATE. Any Rate based on a fluctuating index or base rate will change, unless otherwise provided, each time and as of the date that the index or base rate changes. If the Rate is to change on any other date or at any other interval, the change shall be:
                                    -------------------------------------------
-------------------------------------------------------------------------------.
In the event any index is discontinued, Bank shall substitute an index determined by Bank to be comparable, in its sole discretion.

4. PAYMENT SCHEDULE. All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder or under any other loan documents executed in connection with this Note, then to interest due and payable, with the balance applied to principal, or in such other order as Bank shall determine at its option.

[ ] PRINCIPAL PLUS ACCRUED INTEREST.  Principal shall be paid in consecutive
equal installments of $            , plus accrued interest, payable [ ] monthly,
[ ] quarterly or [ ]               , commencing on                , 19    , and
continuing on the [ ] same day, [ ] last day of each successive month, quarter or other period (as applicable) thereafter, with a final payment of all unpaid
principal and accrued interest due on              , 19     .

[ ] FIXED PRINCIPAL AND INTEREST. Principal and interest shall be paid in
consecutive equal installments of $            , payable [ ] monthly, [ ]
quarterly or [ ]                 , commencing on                 , 19      , and
continuing on the [ ] same day, [ ] last day of each successive month, quarter or other period (as applicable) thereafter, with a final payment of all unpaid
principal and interest due thereon on                , 19     .  If, on any
payment date, accrued interest exceeds the installment amount set forth above, Borrower will also pay such excess as and when billed.

[X] SINGLE PRINCIPAL PAYMENT. Principal shall be paid in full in a single payment on APRIL 30, 1998. Interest thereon shall be paid [ ] at maturity, or
else [X] monthly, [ ] quarterly or [ ]                    , commencing on
NOVEMBER 30, 1996, and continuing on the [ ] same day, [X] last day of each successive month, quarter or other period (as applicable) thereafter, with a final payment of all unpaid interest at the stated maturing of this Note.

[ ] OTHER.
          ---------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

5.  REVOLVING FEATURE.

[X] Borrower may borrow, repay and reborrow hereunder at any time, up to a maximum aggregate amount outstanding at any one time equal to the principal amount of this Note, provided, that Borrower is not in default under any provision of this Note, any other documents executed in connection with this Note, or any other note or other loan documents now or hereafter executed in connection with any other obligation of Borrower to Bank, and provided that the borrowings hereunder do not exceed any borrowing base or other limitation on borrowings by Borrower. Bank shall incur no liability for its refusal to advance funds based upon its determination that any conditions of such further advances have not been met. Bank records of the amounts borrowed from time to time shall be conclusive proof thereof.

        [ ] Uncommitted Facility. Borrower acknowledges and agrees that, notwithstanding any provisions of this Note or any other documents executed in connection with this Note, Bank has no obligation to make any advance, and that all advances are at the sole discretion of Bank.

        [ ] Out-Of-Debt Period. For a period of at least ---------------- consecutive days during [ ] each fiscal year, [ ] any consecutive 12-month period, Borrower shall fully pay down the balance of this Note, so that no amount of principal or interest and no other obligation under this Note remains outstanding.

6.  AUTOMATIC PAYMENT

[ ] Borrower has elected to authorize Bank to effect payment of sums due under this Note by means of debiting Borrower's account number ------------------ ----------------------------------. This authorization shall not affect the obligation of Borrower to pay such sums when due, without notice, if there are insufficient funds in such account to make such payment in full on the due date thereof, or if Bank fails to debit the account.

7. WAIVERS, CONSENTS AND COVENANTS. Borrower, any indorser, or guarantor hereof or any other party hereto (individually an "Obligor" and collectively "Obligors") and each of them jointly and severally: (a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any indorsement or guaranty of this Note, or any other documents executed in connection with this Note or any other note or other loan documents now or hereafter executed in connection with any obligation of Borrower to Bank (the "Loan Documents"); (b) consent to all delays, extensions, renewals or other modifications of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Bank of any of Obligors, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of Bank, or any indulgence shown by Bank (without notice to or further assent from any of Obligors), and agree that no such action, failure to act or failure to exercise any right or remedy by Bank shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Bank of, or otherwise affect, any of Bank's rights under this Note, under any indorsement or guaranty of this Note or under any of the Loan Documents; and (c) agree to pay, on demand, all costs and expenses of collection or defense of this Note or of any indorsement or guaranty hereof and/or the enforcement or defense of Bank's rights with respect to, or the administration, supervision, preservation, protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney's and paralegal's fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in such amount as may be determined reasonable by any arbitrator or court, whichever is applicable.

8. INDEMNIFICATION. Obligors agree to promptly pay, indemnify and hold Bank harmless from all State and Federal taxes of any kind and other liabilities with respect to or resulting from the execution and/or delivery of this Note or any advances made pursuant to this Note. If this Note has a revolving feature and is secured by a mortgage, Obligors expressly consent to the deduction of any applicable taxes from each taxable advance extended by Bank.

9. PREPAYMENTS. Prepayments may be made in whole or in part at any time on any loan for which the Rate is based on the Prime Rate. All prepayments of principal shall be applied in the inverse order of maturity, or in such other order as Bank shall determine in its sole discretion. No prepayment of any other loan shall be permitted without the prior written consent of Bank. Notwithstanding such prohibition, if there is a prepayment of any such loan, whether by consent of Bank, or because of acceleration or otherwise, Borrower shall, within 15 days of any request by Bank, pay to Bank any loss or expense which Bank may incur or sustain as a result of such prepayment. For the purposes of calculating the amounts owed only, it shall be assumed that Bank actually funded or committed to fund the loan through the purchase of an underlying deposit in an amount and for a term comparable to the loan, and such determination by Bank shall be conclusive, absent a manifest error in computation.

10. DELINQUENCY CHARGE. To the extent permitted by law, a delinquency charge may be imposed in an amount not to exceed four percent (4%) of any payment that is more than fifteen days late.

11. EVENTS OF DEFAULT. The following are events of default hereunder: (a) the failure to pay or perform any obligation, liability or indebtedness of any Obligor to Bank, or to any affiliate or subsidiary of NationsBank Corporation, whether under this Note or any Loan Documents, as and when due (whether upon demand, at maturity or by acceleration); (b) the failure to pay or perform any other obligation, liability or indebtedness of any Obligor to any other party;
(c) the death of any Obligor (if an individual); (d) the resignation or withdrawal of any partner or a material owner/Guarantor of Borrower, as determined by Bank in its sole discretion; (e) the commencement of a proceeding against any Obligor for dissolution or liquidation, the voluntary or involuntary termination or dissolution of any Obligor or the merger or consolidation of any Obligor with or into another entity; (f) the insolvency of, the business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, the assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor's relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against any Obligor;
(g) the determination by Bank that any representation or warranty made to Bank by any Obligor in any Loan Documents or otherwise is or was, when it was made, untrue or materially misleading; (h) the failure of any Obligor to timely deliver such financial statements, including tax returns, other statements of condition or other information, as Bank shall request from time to time;
(i) the entry of a judgment against any Obligor which Bank deems to be of a material nature, in Bank's sole discretion; (j) the seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any property of any Obligor; (k) the determination by Bank that is insecure for any reason; (l) the determination by Bank that a material adverse change has occurred in the financial condition of any Obligor; or (m) the failure of Borrower's business to comply with any law or regulation controlling its operation.

12. REMEDIES UPON DEFAULT. Except as otherwise provided in the Loan Agreement dated October 21, 1996, whenever there is a default under this Note (a) the entire balance outstanding hereunder and all other obligations of any Obligor to Bank (however acquired or evidenced) shall, at the option of Bank, become immediately due and payable and any obligation of Bank to permit further borrowing under this Note shall immediately cease and terminate, and/or (b) to the extent permitted by law, the Rate of interest on the unpaid principal shall be increased at Bank's discretion up to the maximum rate allowed by law, or if none, 25% per annum (the "Default Rate"). The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving Obligors a right to cure any default. At Bank's option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of the Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Bank is hereby authorized at any time to set off and charge against any deposit accounts of any Obligor, as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor which at any time shall come into the possession or custody or under the control of Bank or any of its agents, affiliates or correspondents, without notice or demand, any and all obligations due hereunder. Additionally, Bank shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity. Any judgment rendered on this Note shall bear interest at the highest rate of interest permitted pursuant to Chapter 687 Florida Statutes.

13. NON-WAIVER. The failure at any time of Bank to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Bank shall be cumulative and may be pursued singly, successively or together, at the option of Bank. The acceptance by Bank of any partial payment shall not constitute a waiver of any default or of any of Bank's rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Bank unless the same shall be in writing, duly signed on behalf of Bank; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Bank or the obligations of Obligor to Bank in any other respect at any other time.

14. Applicable Law, Venue and Jurisdiction. This Note and the rights and obligations of Borrower and Bank shall be governed by and interpreted in accordance with the law of the State of Florida. In any litigation in connection with or to enforce this Note or any indorsement or guaranty of this Note or any Loan Documents, Obligors, and each of them, irrevocably consent to and confer personal jurisdiction on the courts of the State of Florida or the United States located within the State of Florida and expressly waive any objections as to venue in any such courts. Nothing contained herein shall, however, prevent Bank from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law. The interest rate charged on this
Note is authorized by Chapter 655, Florida Statutes and Section 687.12, Florida Statutes.

15. Partial Invalidity. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

16. Binding Effect. This Note shall be binding upon and inure to the benefit of Borrower, Obligors and Bank and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of Borrower or Obligors hereunder can be assigned without prior written consent of Bank.

17. Controlling Document. To the extent that this Note conflicts with or is in any way incompatible with any other Loan Document concerning this obligation, the Note shall control over any other document, and if the Note does not address an issue, then each other document shall control to the extent that it deals most specifically with an issue.

18. ARBITRATION, ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW.
IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION.
ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

     A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE, OR IF THERE IS REAL OR PERSONAL PROPERTY COLLATERAL, IN THE COUNTY WHERE SUCH REAL OR PERSONAL PROPERTY IS LOCATED AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

     B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

If this Note is secured by a mortgage on real property, documentary stamp taxes have been paid and affixed to the mortgage.

Borrower represents to Bank that the proceeds of this loan are to be used primarily for business, commercial or agricultural purposes. Borrower acknowledges having read and understood, and agrees to be bound by, all terms and conditions of this Note and hereby executes this Note under seal as of the date here above written.

NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


EXECUTION DATE: October 31, 1996
                -------------------

Borrower                                Corporate or Partnership Borrower

                                        PowerCerv Corporation
-----------------------------------     -------------------------------------

                                        By: /s/ Steve Wagman
-----------------------------------         ---------------------------------
Print Individual Name                       Steve Wagman

                                               Treasurer
                                        Title: ------------------------------

                                        By: /s/ Stephen Wagman
-----------------------------------         ---------------------------------
Print Individual Name                       Print Name and Title

                                        (Corporate Seal)

-----------------------------------     Florida documentary stamp tax required
Attest (If Applicable)                  by law in the amount of $ EXEMPT has
                                        been or will be paid directly to the
                                        Department of Revenue.
                                        Certificate of ???

                                  EXHIBIT A

The Rate will change as follows based on the ratio of Borrower's "Total Liabilities" to "Tangible Net Worth", as such terms are defined in the Loan Agreement between Borrower and Bank dated October 31, 1996 (the "Loan Agreement"):

RATIO OF TOTAL LIABILITIES TO TANGIBLE NET WORTH    RATE

If less than or equal to .50 to 1.00                90 day floating LIBOR Rate +
                                                    1.50%.

If greater than .50 to 1.00                         90 day floating LIBOR Rate +
                                                    2.00%

Upon Bank's receipt of the financial statements required by Sections 4B(i), 4B(ii), 4B(iii) and 4B(iv) of the Loan Agreement (the "Financial Statements"), the Bank will make the calculation to determine the applicable Rate as set forth above. Bank will notify the Borrower of the applicable Rate which will become effective five (5) business days after Bank's receipt of the Financial Statements. In addition to all other rights and remedies available to Bank under the Loan Documents, should Borrower fail to provide the Financial Statements, Bank will have the option to increase the Rate to the Default Rate.

The term "LIBOR Rate" as used herein shall mean the floating and fluctuating rate of interest (rounded upward, if necessary, to the next higher 1/16 of 1%) set by Bank in accordance with its customary general practice from time to time as the daily LIBOR Rate for ninety (90) day Dollar deposits as adjusted for required reserves, FDIC premiums and other regulatory costs. Each time the LIBOR Rate changes, the per annum rate of interest on this Note shall change immediately and contemporaneously with such change in the LIBOR Rate.

NOTARY PAGE TO NOTE FOR PowerCerv Corporation DATED October 31, 1996 IN THE AMOUNT OF $5,000,000.00.


STATE OF Georgia

COUNTY OF Fulton

The foregoing instrument was acknowledged before me this 31st day of October 1996, by Steve Wagman, Treasurer of PowerCerv Corporation, a Florida corporation, on behalf of said corporation.


                                                /s/ Kimberly S. Oakley
                                                --------------------------------
                                                Notary Public, State of Georgia
                                                                        --------


My Commission Expires:
Notary Public, Clayton County, Georgia
-------------------------------------           /s/ Kimberly S. Oakley
My Commission Expires May 15, 1997              --------------------------------
                                                Print or type name of Notary